SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2011

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street
Ocala, Florida		34478
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 29, 2011, the Company received a letter from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended February 5, 2011 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market. As previously disclosed, the Company received a letter dated February 23, 2011 from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K for the period ended November 6, 2010 (the “Form 10-K”).

As previously reported by the Company in its Forms 12b-25 filed with the SEC on February 8, 2011 and March 23, 2011, the filing of the Form 10-K and 10-Q were delayed in order for the Company to obtain additional financial information from a manufactured home community in which it has invested to determine whether the Company’s $863,053 investment in Walden Woods needs to be impaired and, if so, the magnitude of such impairment. The Company has now determined that no impairment is necessary based upon information received to date. Subsequently, our former auditor, McGladrey & Pullen, LLP, has informed us that it is reevaluating our accounting policies over our Finance Revenue Sharing Agreement with 21st Mortgage Corporation and that it is unable to reissue its report on our prior financial statements until the reevaluation is completed.

The Company has until April 25, 2011 to submit a plan to regain compliance with respect to its delinquent periodic report and, if NASDAQ accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the Form 10-K due date, or until August 22, 2011, to regain compliance.

The Company issued a press release on April 4, 2011, disclosing receipt of the March 29, 2011 letter from NASDAQ. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1        Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

April 4, 2011	By:	/s/ Lynn J. Cramer, Jr.
Lynn J. Cramer, Jr., Treasurer
and Principal Accounting Officer

EXHIBIT INDEX

Exhibit 99.1        Press Release.